Exhibit (d)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 (No. 333- 261521) of our report dated November 27, 2024, relating to the financial statements and financial highlights of XAI Octagon Floating Rate & Alternative Income Trust, for the year ended September 30, 2024, which appear in this Form N-CSR.

COHEN & COMPANY, LTD.

Cleveland, Ohio

November 27, 2024

COHEN & COMPANY, LTD.

800.229.1099 | 866.818.4538 fax | cohencpa.com

Registered with the Public Company Accounting Oversight Board